Exhibit 99.1
CARBONITE ACQUIRES DOUBLE-TAKE SOFTWARE
Carbonite Reports Strong Preliminary Q4 and FY 2016 Financial Results
BOSTON, Mass. – January 31, 2017 – Carbonite, Inc. (NASDAQ: CARB), a leading provider of data protection solutions for midsize and small businesses, today announced it has acquired Double-Take Software, an affiliate of Vision Solutions, Inc. and Clearlake Capital. The acquisition enhances Carbonite’s existing suite of data protection solutions for small and midsize businesses (SMB) with high availability technology that significantly minimizes downtime. Carbonite also announced preliminary fourth quarter and full year 2016 financial results.
The aggregate purchase price for Double-Take Software was $65.25 million, comprised of $59.75 million in cash and $5.5 million in Carbonite common stock, representing approximately 332,000 shares. Of the $59.75 million in cash, $20.55 million was funded with cash on hand and $39.2 million was funded through a revolving credit facility at Silicon Valley Bank. The transaction closed on January 31, 2017. Barclays acted as financial advisor to the company.
The company is hosting a conference call at 5:30 p.m. ET today, January 31, 2017 to discuss the acquisition. Conference call details are provided below.
Double-Take High Availability (HA) solutions have been trusted by businesses for over two decades to protect them from the costs and consequences of unplanned downtime and data loss. Available for both Windows and Linux, these solutions help keep businesses running in the face of ever-increasing cyber-threats, disasters, and technology failures. Together with Carbonite’s proven portfolio of cloud and hybrid backup and disaster recovery solutions, Carbonite will now address the data protection needs and uptime requirements of all midsized and small businesses.
“Persistent and emerging IT threats, such as hardware or software failures, cyberattacks and malware, continue to expose businesses to data loss and downtime,” said Phil Goodwin, Research Director at IDC. “We estimate that businesses can lose hundreds of thousands of dollars due to unplanned downtime. IT organizations need the ability to protect and recover data instantly, rather than in hours or days, to avoid irreparable business damages.”
“Carbonite data protection solutions are designed to meet the real needs of businesses today, from the midsized company with a global footprint to the single small office,” said Mohamad Ali, President and CEO of Carbonite. “Our current solutions support scenarios ranging from restore to failover, and with the addition of Double-Take HA, we can now extend those scenarios to active recovery in near real-time, significantly minimizing any downtime and the associated loss of productivity and revenue.”
As part of the acquisition, Double-Take Software adds the following products to the Carbonite solution suite:

•	Double-Take High Availability - Replication of applications and data, in real time, from physical, virtual and cloud servers

•	Double-Take Disaster Recovery - Failover between a primary and secondary or cloud location in an emergency

•	Double-Take Move - Scheduled move of systems from one location to another

•	Double-Take Cloud Migration - Planned migration from MS Windows to Amazon, Azure or Google

•	Double-Take SQL Migration - Migrating and upgrading Microsoft (SQL Server)

"Carbonite is a recognized leader and platform company in data protection, and the addition of Double-Take’s High Availability solutions to the Carbonite portfolio makes clear strategic sense and firmly positions Carbonite to capitalize on the growing data protection opportunity,” said Behdad Eghbali, Managing Partner of Clearlake Capital. “We’re impressed with Carbonite’s team as well as their vision and we are confident that the acquisition of Double-Take Software will create significant value for shareholders."
Carbonite Acquires Double-Take Software Conference Call Details
What:         Carbonite Acquires Double-Take Software
When:        Tuesday, January 31, 2017
Time:        5:30 p.m. ET
Live Call:    + 1-877-303-1393 (U.S.)
        + 1-315-625-3228 (International)
Conference ID:    64243995
Webcast:    http://investor.carbonite.com
Preliminary Fourth Quarter and FY 2016 Financial Results
“The fourth quarter was a great end to a strong year as we consistently delivered financial and operating results that were ahead of expectations in 2016. I am very pleased with our performance this year, which creates the foundation for further top line growth, profitability and free cash flow generation in 2017,” said Anthony Folger, CFO of Carbonite.

Carbonite expects financial results for the fourth quarter and year ended December 31, 2016 in the following ranges:

	Q4 2016	Guidance*	FY 2016	Guidance*
SMB Bookings	$33.5M - $34.0M	Not guided	$124.0 - $124.5M	$115.0M - $120.0M
Consumer Bookings	$20.0M - $20.1M, (7%)	(10%) - 0% growth	$84.8M - $84.9M, (5%)	(10%) - 0% growth
Total Bookings	$53.5M - $54.1M	Not guided	$208.8M - $209.4M	Not guided

GAAP Revenue	$53.0M - $53.5M	$46.6M - $51.6M	$206.5M - $207.0M	$200.1M - $205.1M
Non-GAAP Revenue	$53.0M - $54.0M	$47.1M - $52.1M	$208.9M - $209.4M	$202.5M - $207.5M

GAAP Net Income (loss) Per Share (Basic)	($0.03) - $0.00	Not guided	($0.13) - ($0.15)	Not guided
Non-GAAP Net Income Per Share (Diluted)	$0.10 - $0.13	$0.07 - $0.11	$0.57 - $0.60	$0.56 - $0.60

Adjusted Free Cash Flow	$6.5M - $7.0M	Not guided	$17.75M - $18.25M	$14.0M - $16.0M

*Guidance per 8-K and accompanying financial results press release dated November 3, 2016 available on SEC.gov or http://investor.carbonite.com

The Company has not finalized its financial statement reporting process for the fourth quarter of 2016. As a result, the information in this statement is preliminary and based upon information available to the Company’s management as of January 31, 2017. During the course of the Company’s reporting process, items may be identified that would require the Company to make adjustments, which may be material, and as a result, the preliminary unaudited financial information included in this statement is forward-looking information and subject to risks and uncertainties, including possible adjustments to the preliminary unaudited financial information.

The company will report its complete financial results for the fourth quarter and full year 2016 on Thursday, February 9th, 2017.
Carbonite Q4 and FY 2016 Financial Results Conference Call Details

What:         Carbonite Fourth Quarter and FY 2016 Financial Results Conference Call
When:        Thursday, February 9, 2017
Time:        5:30 p.m. ET
Live Call:    + 1-877-303-1393 (U.S.)
        + 1-315-625-3228 (International)
Conference ID:    47867747
Webcast:    http://investor.carbonite.com
Business Outlook
Based on the information available as of today, January 31, 2017, Carbonite expects financial results for the full year 2017 in the following ranges:

FY 2017 Business Outlook
	Double-Take Software Impact*	Total Company
SMB Bookings	$22.5M - $27.5M	$158.6M - $170.2M
Consumer Bookings	N/A	(10%) - 0% Growth

Non-GAAP Revenue	$20.0M - $25.0M	$232.5M - $252.5M
Non-GAAP Net Income Per Share	$0.08 - $0.12	$0.72 - $0.80**

* Reflects 2017 financial contribution for the period after the close of the acquisition.
** Non-GAAP net income per share for the total company includes approximately $0.04 per share in estimated interest expense associated with the acquisition of Double-Take Software.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance; the expected future results of the acquisition of Double-Take Software, including revenues, non-GAAP EPS and growth rates; the Company’s ability to successfully integrate Double-Take Software’s business; and the Company’s expectations regarding its future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including total bookings, non-GAAP revenue, non-GAAP net income (loss) per share and adjusted free cash flow. A reconciliation of these non-GAAP financial measures for the fourth quarter and the full year 2016 will be provided when the company announces its complete financial results for the fourth quarter and full year 2016 on Thursday February 9, 2016.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and ordinary results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Exclusion of certain amounts in the calculation of non-GAAP financial measures should not be construed as an inference that these exclusions are unusual or infrequent. We anticipate that these exclusions will continue to be made in the future presentation of the Company's non-GAAP financial measures. The Company urges investors not to rely on any single financial measure to evaluate the Company's business.
Non-GAAP revenue excludes the impact of purchase accounting adjustments on acquisitions.
Total bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.
Non-GAAP net income per share excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, CEO transition expense, and the income tax effect of non-GAAP adjustments.
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.
With respect to our previous financial expectations under "Guidance" and with respect to our current financial expectations under “Business Outlook” above, the Company has not reconciled non-GAAP revenue to GAAP revenue and non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for the impact of purchase accounting adjustments, acquisition stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
About Carbonite
Carbonite (Nasdaq: CARB) is a leading provider of cloud and hybrid data protection solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about the cloud solutions voted #1 by PC Magazine readers, as well as our partner program and our award-winning customer support, visit us at Carbonite.com.

Contacts

Investor Relations Contact:
Jerry Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:
Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick (for Carbonite)
425-306-2090
wswnacarbonite@webershandwick.com